Exhibit 3.15

WEAVEXX CORPORATION

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO

SECTION 18-214 OF THE

LIMITED LIABILITY ACT

First:     The name of the Corporation immediately prior to filing this Certificate of Conversion is Weavexx Corporation.

Second:     The Corporation was first incorporated in the State of Delaware by the filing of its Certificate of Incorporation with the Secretary of State of Delaware on July 31, 1980. The name of the Corporation when first incorporated was BTR FABRICS (USA) INC. The Corporation has not changed its jurisdiction of incorporation.

Third:     The name of the Limited Liability Company as set forth in its Certificate of Formation is Weavexx, LLC.

Fourth:     The filing of this Certificate of Conversion, and thus the conversion of the Corporation into a limited liability company, shall be effective at 11:59 p.m. on December 31, 2008.

[signature page follows]

[signature page to Certificate of Conversion]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 12th day of December, 2008.

By:	/s/ Stephen R. Light
Authorized Person

Name:	Stephen Light
Print or Type

WEAVEXX, LLC

STATE of DELAWARE LIMITED

LIABILITY COMPANY

CERTIFICATE of FORMATION

First:     The name of the limited liability company is Weavexx, LLC.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

Third:     This Certificate of Formation shall be effective at 11:59 p.m. on December 31, 2008.

[signature page follows]

[signature page to Certificate of Formation]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 12th day of December, 2008.

By:	/s/ Stephen R. Light
Authorized Person

Name:	Stephen Light
Print or Type

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